As filed with the Securities and Exchange Commission on August 3, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________________________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________________________________________________________________________________
BANDWIDTH INC.
(Exact name of registrant as specified in its charter)
___________________________________________________________________________________________________

Delaware	56-2242657
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2230 Bandmate Way
Raleigh, NC 27607
(Address, including zip code of principal executive offices)
Bandwidth Inc. Second Amended and Restated 2017 Incentive Award Plan
(Full title of the plan)
David A. Morken
Chairman and Chief Executive Officer
Bandwidth Inc.
2230 Bandmate Way
Raleigh, NC 27607
(800) 808-5150
(Name, address and telephone number of agent for service)
___________________________________________________________________________________________________
Copies to:

R. Brandon Asbill, Esq. General Counsel Bandwidth Inc. 2230 Bandmate Way Raleigh, NC 27607 (800) 808-5150	Michael Benjamin, Esq. Jessica Lennon, Esq. Latham & Watkins LLP 885 Third Avenue New York, NY 10022 (212) 906-1200
___________________________________________________________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

___________________________________________________________________________________________________

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SECURITIES
The purpose of this Registration Statement is to register 2,500,000 additional shares of Class A common stock, $0.001 par value per share (the “Class A Common Stock”), of Bandwidth Inc. (the “Company”) for issuance under the Bandwidth Inc. Second Amended and Restated 2017 Incentive Award Plan (as amended and/or restated from time to time, the “2017 Plan”). The 2017 Plan represents an amendment and restatement of the Bandwidth Inc. Amended and Restated 2017 Incentive Award Plan and, among other things, increases the number of shares available for issuance thereunder by 2,500,000 shares of Class A Common Stock. On April 4, 2023, the Company filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement that included a proposal for stockholders to approve the 2017 Plan, and the 2017 Plan was approved by the Company’s stockholders on May 18, 2023.
The Class A Common Stock registered hereunder is in addition to the (a) 4,790,520 shares of Class A Common Stock issued or issuable under the 2017 Plan and previously registered on the Company’s Registration Statement on Form S-8 filed with the SEC on August 4, 2022 (Commission File No. 333-266509), and the (b) (i) 1,250,000 shares of Class A Common Stock issued or issuable under the 2017 Plan, (ii) 3,312,392 shares of Class A Common Stock issued or issuable under the Bandwidth.com, Inc. 2010 Equity Compensation Plan, (iii) 347,399 shares of Class A Common Stock issued or issuable under the Bandwidth.com, Inc. 2001 Stock Option Plan (the “2001 Plan”) and (iv) 347,399 shares of the Company’s Class B common stock, $0.001 par value per share, issued or issuable under the 2001 Plan, in each case as previously registered on the Company’s Registration Statement on Form S-8 filed with the SEC on December 19, 2017 (Commission File No. 333-222167). The Company’s Registration Statements on Form S-8 filed with the SEC on August 4, 2022 and December 19, 2017 are collectively referred to herein as the “Prior Registration Statements.”
This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Item 8.	Exhibits.

Exhibit Number	Description

3.1
Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-220945) filed on October 27, 2017).

3.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1/A (File No. 333-220945) filed on October 27, 2017).

4.1
Bandwidth Inc. Second Amended and Restated 2017 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2023, filed on August 3, 2023).

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on signature page).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on this 3rd day of August, 2023.

BANDWIDTH INC.

By:	/s/ David A. Morken
David A. Morken
Cofounder, Chief Executive Officer and Chairman
SIGNATURES AND POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint R. Brandon Asbill, his or her true and lawful attorney-in-fact and agent with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Morken	Cofounder, Chief Executive Officer	August 3, 2023
David A. Morken	and Chairman (Principal Executive Officer)

/s/ Daryl E. Raiford	Chief Financial Officer	August 3, 2023
Daryl E. Raiford	(Principal Financial Officer)

/s/ Devin M. Krupka	Senior Vice President, Corporate Controller	August 3, 2023
Devin M. Krupka	(Principal Accounting Officer)

/s/ Brian D. Bailey	Director	August 3, 2023
Brian D. Bailey

/s/ Rebecca G. Bottorff	Director	August 3, 2023
Rebecca Bottorff

/s/ John C. Murdock	Director	August 3, 2023
John C. Murdock

/s/ Lukas M. Roush	Director	August 3, 2023
Lukas M. Roush

/s/ Douglas A. Suriano	Director	August 3, 2023
Douglas A. Suriano